As filed with the Securities and Exchange Commission on October 28, 2008

Registration No. 333-151574

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSACT ENERGY CORP.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	6792 (Primary Standard Industrial Classification Code Number)	98-0515445 (I.R.S. Employer Identification No.)

5119 Beckwith , Unit 105

San Antonio , Texas   USA 78249

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Henry Andrews

5119 Beckwith, Suite 105

San Antonio, TX

210-561-6015

 (Name, address, including zip code, and telephone number including area code, of agent for service)

With a copy to:

Cletha A. Walstrand, Esq. 1322 W. Pachua Circle Ivins, UT 84738 (435) 688-7317 (435) 688-7318

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement is declared effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class	Amount to be	Proposed offering	Proposed maximum	Amount of
of securities to	registered	price per share	aggregate offering	registration
be registered			price	fee

Common Stock	2,000,000	$0.25 per share	$500,000	$20.00
Shares

The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, and we are not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2008

P R O S P E C T U S

$250,000 Minimum / $500,000 Maximum

TRANSACT ENERGY CORP.

COMMON STOCK

We are offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares of common stock.  The public offering price is $0.25 per share.  No public market currently exists for our shares, and we do not plan to apply to have our shares listed on any national securities exchange or the Nasdaq Stock Market.

See “Risk Factors” beginning on page 6 for certain information you should consider before you purchase the shares.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The shares are offered on a minimum/maximum, best efforts basis directly through our officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officers and directors.  Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. There is no public trading market for our securities, and if a market develops for our securities, it will most likely be limited, sporadic and highly volatile.  If no market develops, you will not be able to resell your shares publicly.

The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405, until a minimum of $250,000 in cash has been received as proceeds from the sale of shares.  We estimate expenses for this offering to be approximately $45,000.  At any time prior to our receiving the minimum, you may revoke your subscription, which revocation must be in writing and addressed to our principal offices.  At that time, your investment will be returned to you.  If we do not receive the minimum proceeds by May 31, 2009 , unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail a notice to you no later than five business days after May 31, 2009 ..  Our officers and directors may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow; however we do not have any such arrangement with our officers and directors.  We may terminate this offering prior to the expiration date.

	Price to Public	Commissions	Proceeds to Company

Per Share	$0.25	$-0-	$0.25

Minimum	$250,000	$-0-	$250,000
Maximum	$500,000	$-0-	$500,000

The date of this Prospectus is December 3 2008.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

Item	Page No.
About this Prospectus	5
References	5
Prospectus Summary	6
Risk Factors	8
Forward-Looking Statements	13
Dilution	14
Use of Proceeds	15
Market for the Shares	17
Dividend Policy	16
Determination of Offering Price	16
Capitalization	16
Selected Financial Data	17
Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Quantitative and Qualitative Disclosures about Market Risk	22
Description of Business	22
Legal Proceedings	24
Directors, Executive Officers, Promoters and Control Persons	25
Executive Compensation	26
Security Ownership of Certain Beneficial Owners and Management	29
Certain Relationships and Related Party Transactions	30
Description of Capital Stock	31
Plan of Distribution	32
Legal Matters	33
Experts	33
Interests of Named Experts and Counsel	33
Disclosure of SEC Position on Indemnification for Securities Act Liabilities	33
Where You Can Find More Information	34
Financial Statements	34
Dealer Prospectus Delivery Obligation	34

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about TransAct Energy Corp. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission’s Public Reference Room mentioned under the heading “Where You Can Find More Information” of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

Except as otherwise indicated, market data and industry statistics used throughout this prospectus are based on independent industry statistics or other publicly available information. We do not guarantee, and we have not independently verified this information. Accordingly, investors should not place undue reliance on this information.

REFERENCES

As used in this prospectus: (i) the terms “we”, “us”, “our”, and the “Company” mean TransAct Energy Corp.; (ii) “SEC” refers to the Securities and Exchange Commission; (iii) “Securities Act” refers to the United States Securities Act of 1933, as amended; (iv) “Exchange Act” refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

The Company

Summary of our Company

We formed as a Nevada corporation on March 15, 2006 as TransAct Energy Corp. We intend to acquire and sell oil and gas lease interests, retaining a royalty on each lease.  We anticipate we will secure oil and gas leases based on researched historical information and then sell our oil and gas leases to experienced industry professionals for further exploration and operations.  Our revenues will be generated by retaining a royalty interest in the properties that are ultimately sold and developed for production.  Our initial focus will be the acquisition of oil and gas leases primarily in Alberta, Canada.

We intend to research and select prospective leaseholds in or near areas with historical and proven resources and then procuring leases on such properties either through private transactions or through auction.  We then expect to create additional value beyond the lease by completing preliminary engineering reviews of existing seismic data and performing onsite evaluations if needed in order to determine an estimated level of probability.  Once a property has been thoroughly evaluated, we intend to seek experienced operators or joint venture partners who would then purchase our leases to further explore and develop the property with TransAct earning a royalty from oil and gas production.

Because we are an exploration stage company and have no revenue from operations, our auditors have issued a going concern opinion. Our net loss from our inception on March 15, 2006 through September 30, 2008 was $79,948. Our principal executive offices and mailing address is 5119 Beckwith, Suite 105, San Antonio, TX 78249.  Our telephone number is 210-561-6015.

The Company previously made a public offering of 2,000,000 shares of common stock at $0.25 per share via a registration statement filed with the United States Securities and Exchange Commission on Form SB-2.  The offering was declared effective on July 11, 2007.  The offering expired during February 2008 with no subscriptions received and no shares sold.

About our offering

We are offering a minimum of 1,000,000 and a maximum of 2,000,000 shares of common stock.  Upon completion of the offering, we will have 10,400,000 shares outstanding if we sell the minimum number of shares or 11,400,000 shares outstanding if we sell the maximum number of shares.  At any time prior to us receiving the minimum, you may revoke your subscription, which revocation must be in writing and addressed to our principal offices, and your investment will be returned to you.  If we do not receive the minimum proceeds by May 31, 2009 , unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  Should we extend the offering, we will mail a notice to you no later than five business days after  May 31, 2009 ..  Our officer and director may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow but has no obligation to do so.  We will use the offering proceeds over the next twelve months to implement our business plan and continue operations, which will consist of the following:

•

Research and identify appropriate oil and gas lease opportunities

•

Purchase oil and gas leases either privately or through auction

•

Provide working capital to operate, manage and maintain current and proposed operations

Summary of Financial Data

The following financial data has been derived from and should be read in conjunction with (i) our audited financial statements for the year ended December 31, 2007 and unaudited financial statements for the period ended September 30, 2008, together with the notes to these financial statements; (ii) and the sections of this prospectus entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included elsewhere herein or filed with the SEC.  Our historical results are not necessarily indicative of the results we may achieve in any future period.

Consolidated Statement of Operations Data:	Year End December 31, 2007 Audited	Nine Months Ended September 30, 2008 Unaudited

Revenue:	$-0-	$-0-

Expenses:
General and administrative	22,024	27,070
Unsuccessful lease purchases		18,673
Total expenses	22,024	45,743

Net (loss)	$(22,024)	$(45,743)

Basic and diluted net (loss) per share	$--	$--

Weighted average number of common shares outstanding	9,400,000	9,400,000

Consolidated Balance Sheet Data:	As of December 31, 2007 Audited	As of Septmeber 30, 2008 Unaudited

Cash and cash equivalents	$11,680	$-0-
Investment in lease	12,267	12,478
Deferred stock offering costs	-0-	5,328
Total assets	23,947	17,806
Total liabilities	4,652	44.254
Total stockholders’ equity (deficit)	19,295	(26,448)

RISK FACTORS

An investment in our securities involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing our securities. Our business, operating results and financial condition could be seriously harmed due to any of the following risks.  The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Investing in our stock is very risky, and you should be able to bear a complete loss of your investment.  Please read the following risk factors closely.

RISKS RELATED TO OUR COMPANY

We are a new business with extremely limited operating history making an investment in TransAct risky.  If we are unable to successfully identify and purchase oil and gas leases, then we will not be successful as a business. It will be difficult for you to evaluate an investment in our stock since our operating history is limited to developing a business plan and obtaining 100% interest in a petroleum and natural gas lease in Alberta, Canada referred to as the MedHat Project.  As a young company, we are especially vulnerable to any problems, delays, expenses and difficulties we may encounter while implementing our business plan. We have not proven the essential elements of profitable operations, and you will be furnishing venture capital to us and will bear the risk of complete loss of your investment if we are not successful.

Our independent auditor has expressed doubts about our ability to continue as a going concern.  If we are unable to implement our business plan and acquire oil and gas leases, we will be unable to move beyond the exploration stage. We are an exploration stage company and we are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date other than the purchase of our MedHat Project in Alberta, Canada, and have been limited to defining our business plan and initial research for future oil and gas lease properties in Canada.  These factors raise substantial doubt about our ability to continue as a going concern.

If we cannot absorb the costs associated with being a public company your investment may be jeopardized.  In order to maintain our status as a public company, we must comply with the Securities and Exchange Commission’s periodic reporting requirements.  The periodic reports require legal and accounting expertise that is often costly. If we cannot maintain our public company status and keep our periodic reports current, you may not be able to liquidate your shares. Costs associated with being a public company are much higher than those of a private company.  TransAct, a new start-up, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense and could adversely affect our financial survival. Sarbanes-Oxley Act of 2002 disclosure requirements are time consuming and burdensome. The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company may make the economic viability of TransAct very doubtful.

If we are unable to acquire additional oil and gas leases we will have no further potential sources of revenue and will be unsuccessful in implementing our business plan. We currently have only one oil and gas lease with no assurance that we can find additional oil and gas leases for sale on reasonable terms. On September 7, 2006 we acquired 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash, the MedHat Project.  The lease is for a 5 year term and calls for annual rental and royalty payments.  In order to continue our business, it is necessary that we identify and purchase additional oil and gas leases.  Currently, we have not entered into any agreements for any additional oil and gas leases.

If we are unable to compete in the oil and gas lease industry we will have to abandon our business plan and you may lose your entire investment in TransAct.  We operate in the highly competitive areas of oil and natural gas lease acquisition, development, and exploitation. We face intense competition from both major and other independent oil and natural gas companies in seeking to acquire desirable producing properties or new leases for future exploration. Many of our competitors have financial and other resources substantially greater than ours, and some of them are fully integrated oil companies. Many of these companies not only explore for and produce crude petroleum and natural gas but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for development prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue lease exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to obtain leases in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment.

The prices of the Company's products are controlled by domestic and world markets. However, competition in the petroleum and natural gas exploration industry also exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for transporting the product. TransAct, and ventures in which it may participate, are very small compared to other petroleum and natural gas leasing companies. As a result, it may have difficulty acquiring additional acreage and/or projects, and may have difficulty arranging for lucrative leases on the oil or natural gas properties it identifies.

We may incur losses as a result of title deficiencies in the properties in which we invest. If an examination of the title history of a property that we have purchased reveals a petroleum and natural gas lease that has been purchased in error from a person who is not the owner of the mineral interest desired, our interest would be worthless. In such an instance, the amount paid for such petroleum and natural gas lease or leases would be lost. It is our practice, in acquiring petroleum and natural gas leases, or undivided interests in petroleum and natural gas leases, not to undergo the expense of retaining lawyers to examine the title to the mineral interest to be placed under lease or already placed under lease. Rather, we will rely upon the judgment of petroleum and natural gas lease brokers or landmen who perform the fieldwork in examining records in the appropriate governmental office before attempting to acquire a lease in a specific mineral interest. Prior to the drilling of a petroleum and natural gas well, however, it is the normal practice in the petroleum and natural gas industry for the person or company acting as the operator of the well to obtain a preliminary title review of the spacing unit within which the proposed petroleum and natural gas well is to be drilled to ensure there are no obvious deficiencies in title to the well. Frequently, as a result of such examinations, certain curative work must be done to correct deficiencies in the marketability of the title, and such curative work entails expense. The work might include obtaining affidavits of heirship or causing an estate to be administered.

Acquisitions may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.  Acquisitions of oil and gas leases will be a significant component to our future growth. Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and gas prices, operating costs and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we perform a review of the acquired properties which we believe is generally consistent with industry practices. However, such a review will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every site. Even when we inspect a site, we do not always discover structural, subsurface and environmental problems that may exist or arise. We are generally not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities. We typically will acquire interests in properties on an “as is” basis with limited remedies for breaches of representations and warranties. As a result of these factors, we may not be able to acquire oil and gas properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

We may not be able to obtain adequate financing to continue our operations. We have relied in the past primarily on the sale of equity capital to fund working capital and the acquisition of our prospects and related leases. Failure to generate operating cash flow or to obtain additional financing could result in substantial dilution of our property interests, or delay or cause indefinite postponement of further exploration and development of our prospects with the possible loss of our properties. We will require significant additional capital to fund our future activities and to service current and any future indebtedness. Our failure to find the financial resources necessary to fund our planned activities and service our debt and other obligations could adversely affect our business.

We may have difficulty managing growth in our business. Because of our small size, growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be additional demands on our financial, technical and management resources. The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

Our officer and director is limited in the time he can devote to our operations.  If management is unable to devote such time as is adequate to the successful implementation of our business plan, then we will not succeed in our operations. Our officer and director currently maintains outside employment that is full-time, which limits the amount of time he can devote to our operations.  If the offering is completed, it is expected that our officer and director will devote approximately 20 hours per week to our business. Please see the section entitled “Management” for details of other employment by our officer and director.  Further, regulatory requirements of a public company will require management attention to the details of public company governance and compliance that will take time away from TransAct’s daily operations. As our only employees Mr. Andrews is critical to our success.  We do not intend to purchase Key Man Insurance for our officer and director.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.  The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended. As a public company, we are required to comply with the Sarbanes-Oxley Act of 2002 and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

RISKS RELATED TO OUR OFFERING

Our previous attempt at a public offering was not successful.  The Company previously made a public offering of 2,000,000 shares of common stock at $0.25 per share via a registration statement filed with the United States Securities and Exchange Commission on Form SB-2.  The offering was declared effective on July 11, 2007.  The offering expired during February 2008 with no subscriptions received and no shares sold.  Given that our prior offering was not successful, it is possible our current offering may not be successful and we will not raise the proceeds necessary to pursue our business objectives.

Investor funds will be held in escrow without interest until the minimum offering amount of $250,000 has been reached.  Should we fail to reach the minimum, your funds will be returned in full without interest.  You may not have investment funds returned for an additional ninety days after May 31, 2009 if we extend the closing date of the offer.  If we achieve the minimum investment, the Company will not receive any interest on the funds held in escrow.

Our officer and director, Mr. Andrews may purchase shares in this offering for the sole purpose of meeting the minimum offering amount and breaking the escrow provision.  If this is the case, our officer and director would own a greater portion of the shares than shown on the beneficial ownership table and would place our officer and director in a position of having a larger voting position regarding corporate matters.

The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  We arbitrarily determined our offering price.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our historical and anticipated results of operations and our present financial resources.

Our stock will become subject to the Penny Stock rules, which impose significant restrictions on the Broker-Dealers and may affect the resale of our stock.   Our stock will become subject to Penny Stock trading rules, and investors will experience resale restrictions and a lack of liquidity. A penny stock is generally a stock that:

- is not listed on a national securities exchange or Nasdaq;

- is listed in "pink sheets" or on the NASD OTC Bulletin Board;

- has a price per share of less than $5.00; and

- is issued by a company with net tangible assets less than $5 million.

The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including:

- determination of the purchaser's investment suitability;

- delivery of certain information and disclosures to the purchaser; and

- receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

Due to the Penny Stock rules, many broker-dealers will not effect transactions in penny stocks except on an unsolicited basis.  When our common stock becomes subject to the penny stock trading rules,

- such rules may materially limit or restrict the ability to resell our common stock, and

- the liquidity typically associated with other publicly traded equity securities may not exist.

It is possible that a liquid market for our stock will never develop and you will not be able to sell your stock.  There is no assurance a market will be made in our stock.  If no market exists, you will not be able to sell your shares publicly, making your investment of little or no value.

If the offering is completed, you will have little or no ability to control operations.  If the maximum number of shares is sold, then new investors will not possess the voting leverage to materially affect the operation of the business. Although you will pay a price per share that substantially exceeds the price per share paid by current stockholders and will contribute a significantly higher percentage of the total amount to fund our operations, you will own a very small percentage, less than 15%, of our shares.  As a result, you have little or no ability to control how management operates our business.

Shares of stock that are eligible for sale by our stockholders may decrease the price of our stock. If current stockholders sell substantial amounts of our restricted stock, then the market price, if any, of our common stock could decrease. Upon completion of the offering and if we sell the minimum number of shares, we will have 10,400,000 shares outstanding with 1,000,000 shares freely tradeable and if we sell the maximum number of shares, we will have 11,400,000 shares outstanding with 2,000,000 shares freely tradable.  Regardless of the number of shares we sell, we will have 9,400,000 shares that are restricted but may be sold under Rule 144.

RISKS RELATED TO OUR INDUSTRY

The leasing and management of oil and gas properties involves substantial risks that may result in a total loss of investment. The business of leasing and management of oil and gas properties involves a substantial risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome.  If any oil or gas properties we lease are not productive, we will not recognize any revenue from them.  Leasing oil and gas wells involves the risk that the wells will be unproductive or that, although productive, the wells do not produce oil and/or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered, which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances.  Our revenue will depend entirely on leasing oil and gas properties that are economically productive.

We may suffer losses or incur liability for events that we or third party operators of a property have chosen not to insure against. We may suffer losses from uninsurable hazards or from hazards, which we or the operator have chosen not to insure against because of high premium costs or other reasons. We may become subject to liability for pollution, fire, explosion, blowouts, cratering and oil spills against which we cannot insure or against which we may elect not to insure. Such events could result in substantial damage to oil and gas wells, producing facilities and other property and personal injury. The payment of any such liabilities may have a material adverse effect on our financial position.

The volatility of natural gas and oil prices could have a material adverse effect on our business. A sharp decline in the price of natural gas and oil prices would result in a commensurate reduction in our potential income from the production of oil and gas. In the event prices fall substantially, we may not be able to realize a profit from our lease and would continue to operate at a loss. In recent decades, there have been periods of both worldwide overproduction and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for, crude oil and natural gas. The excess or short supply of crude oil has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand. Among the factors that can cause the price volatility are:

   o

worldwide or regional demand for energy, which is affected by economic conditions;

   o

the domestic and foreign supply of natural gas and oil;

   o

weather conditions;

   o

domestic and foreign governmental regulations;

   o

political conditions in natural gas or oil producing regions;

   o

the ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels;

   o

the price and availability of alternative fuels;

   o

acts of war, terrorism or vandalism; and

   o

market manipulation.

Our natural gas and oil lease is currently located in, and all of our future natural gas and oil leases are anticipated to be located in, the province of Alberta, Canada. Factors that can cause price volatility for crude oil and natural gas within this region are:

   o

the availability of gathering systems with sufficient capacity to handle local production;

   o

seasonal fluctuations in local demand for production;

   o

local and national gas storage capacity;

   o

interstate pipeline capacity; and

   o

the availability and cost of gas transportation facilities from the Alberta, Canada region.

It is impossible to predict natural gas and oil price movements with certainty. Lower natural gas and oil prices may not only decrease our revenues on a per unit basis but also may reduce the amount of natural gas and oil that our current lease and future leases can produce economically. A substantial or extended decline in natural gas and oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures. Further, oil prices and natural gas prices do not necessarily move together.

We do not currently have any contracts with any exploration partners and exploration and development drilling by third parties may not result in commercially productive reserves. Third party operators will not always encounter commercially productive reservoirs through their drilling operations. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that oil or gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Our efforts will be unprofitable if the operator drills dry wells or wells that are productive but do not produce enough reserves to return a profit after drilling, operating and other costs. Further, the drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

•	increases in the cost of, or shortages or delays in the availability of, drilling rigs and equipment;

•	unexpected drilling conditions;

•	title problems;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	adverse weather conditions; and

•	compliance with environmental and other governmental requirements.

Although we do not yet have any contracts with partners or third-party exploration partners, financial difficulties encountered by our future partners or third-party exploration partners could adversely affect the exploration and development of our prospects. Liquidity and cash flow problems encountered by our partners may prevent or delay the drilling of a well or the development of a project. Our partners may be unwilling or unable to pay their share of the costs of projects as they become due. In the case of a farm-out partner, we would have to find a new farm-out partner or obtain alternative funding in order to complete the exploration and development of the prospects subject to the farm-out agreement. We cannot assure you that we would be able to obtain the capital necessary to fund these contingencies or that we would be able to find a new farm-out partner.

Any development project of our resource assets will be directly affected by the royalty regime applicable. The economic benefit of future capital expenditures for projects is, in many cases, dependent on a satisfactory royalty regime. There can be no assurance that the provincial/state governments will not adopt a new royalty regime that will make capital expenditures uneconomic or that the royalty regime currently in place will remain unchanged.

Environmental costs and liabilities and changing environmental regulation could materially affect our cash flow. Our operations are subject to stringent federal, state and local laws and regulations relating to environmental protection. These laws and regulations may require the acquisition of permits or other governmental approvals, limit or prohibit our operations on environmentally sensitive lands, and place burdensome restrictions on the management and disposal of wastes. Failure to comply with these laws may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions that may delay or prevent our operations. Any stringent changes to these environmental laws and regulations may result in increased costs to us with respect to the disposal of wastes, the performance of remedial activities, and the incurrence of capital expenditures.

We are subject to complex governmental regulations which may adversely affect the cost of our business.  Petroleum and natural gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. The operators may be required to make large expenditures to comply with these regulatory requirements. Legislation affecting the petroleum and natural gas industry is under constant review for amendment and expansion. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the petroleum and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Any increases in the regulatory burden on the petroleum and natural gas industry created by new legislation would increase our cost of doing business and, consequently, adversely affect our profitability. A major risk inherent in drilling is the need to obtain drilling and right of way permits from local authorities. Delays in obtaining drilling and/or right of way permits, the failure to obtain a drilling and/or right of way permit for a well or a permit with unreasonable conditions or costs could have a materially adverse effect on our ability to effectively develop our properties.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

 You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus.  This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position.  You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  Actual results may differ materially from those included within the forward-looking statements as a result of various factors.  Cautionary statements in this “Risk Factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

Some of the information included in this prospectus contains “forward-looking statements”. These statements can be identified by the use of forward-looking words, including “may”, “expect”, “anticipate”, “plan”, “project”, “believe”, “estimate”, “intend”,  “should” or other similar words. Forward-looking statements may include statements that relate to, among other things:

•	Our financial position;

•	Business strategy and budgets;

•	Anticipated capital expenditures;

•	Operators drilling productive wells;

•	Natural gas and oil reserves;

•	Timing and amount of future acquisition of natural gas and oil leases;

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	Property acquisitions and sales.

Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from actual future results expressed or implied by the forward-looking statements. These factors include among others:

•	Low and/or declining prices for natural gas and oil;

•	Natural gas and oil price volatility;

•	Ability to raise capital to fund capital expenditures;

•	The ability to find, acquire, have third parties develop and produce new natural gas and oil properties;

•	Operating hazards incurred by third party operators that are attendant to the natural gas and oil business;

•	Potential mechanical failure or under-performance of significant wells or pipeline mishaps;

•	Weather conditions;

•	Delays in anticipated start-up dates by third party operators;

•	Actions or inactions of third-party operators of our properties;

•	Ability to find and retain skilled personnel;

•	Strength and financial resources of competitors;

•	Federal and state regulatory developments and approvals;

•	Environmental risks;

•	Worldwide economic conditions; and

You should not unduly rely on these forward-looking statements in this prospectus, as they speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect our financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

Dilution and Comparative Data

As of September 30, 2008, we had an unaudited net tangible book value, which is the total tangible assets less total liabilities, of $ (26,448) or a net tangible book value per share of approximately $(.0028).  The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after September 30, 2008, except the sale of the minimum and maximum number of shares offered and offering expenses estimated to be $45,000.

		Assuming Minimum Shares Sold		Assuming Maximum Shares Sold
Shares Outstanding		10,400,000		11,400,000
Public offering net proceeds at $0.25 per share		$205,000		$455,000
Net tangible book value		$(26,448)		$(26,448)
before offering		$(.0028) per share		$(.0028) per share
Pro forma net tangible		$178,552		$428,552
book value after offering	$	..017 pershare	$	..03759 per share
Increase attributable to purchase of shares by new investors	$	..0198	$	..04039
Dilution per share to new investors		$233		$2,124
Percent dilution		93.2%		84.96%

The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of September 30, 2008:

	Shares Owned Number	%	Total Consideration Amount	%	Average Price Per Share

Present Shareholders	9,400,000	100%	$53,500	100%	$.006

New Investors
Minimum Offering	1,000,000	9.61%	$250,000	82.37%	$.25
Maximum Offering	2,000,000	17.54%	$500,000	90.33%	$.25

The numbers used for present shareholders assumes that none of the present shareholders will purchase additional shares in this offering.  However, it is possible that our present shareholders will purchase additional shares in the offering.

The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders.  You will also contribute a significantly higher percentage of the total amount to fund TransAct, but will own a small percentage of our shares.  Investors will have contributed $250,000 if the minimum is raised and $500,000 if the maximum is raised, compared to $53,500 contributed by current shareholders.  Further, investors will own 9.61% of the total shares if the minimum is raised and 17.54% of the total shares if the maximum is raised.

USE OF PROCEEDS

The net proceeds to be realized by us from this offering, after deducting $45,000 in estimated expenses related to this offering is:

•

$205,000 if the minimum number of shares is sold; and

•

$455,000 if the maximum number of shares is sold.

The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered.  Since the dollar amounts shown in the table are estimates, actual use of proceeds may vary from the estimates shown.

Description	Assuming Sale of Minimum Offering	Assuming Sale of Maximum Offering

Total Proceeds	$250,000	$500,000
Less Estimated Offering Expenses	(45,000)	(45,000)

Net Proceeds Available	$205,000	$455,000

Use of Net Proceeds

Working Capital	60,000	150,000
Future Lease Acquisitions	95,000	175,000
Engineering & Seismic Costs	50,000	130,000

TOTAL NET PROCEEDS	$205,000	$455,000

The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including employee wages, professional fees, expenses and other administrative costs.

We intend to use the proceeds from this offering to identify and purchase oil and gas leases, primarily in the Alberta, Canada region.  We will also use the proceeds to perform preliminary engineering and seismic reviews for potential leases.  Working capital expenses which include accounting, legal, administrative, advertising, marketing and general office expense will be paid from the proceeds raised in this offering.

We expect that we should be able to commence our business and continue operations for 12 months from the proceeds raised in this offering.

Pending the purchase of leases, we may invest the proceeds of this offering in short-term, investment grade, interest-bearing securities, money market accounts, and insured certificates of deposit and/or insured banking accounts.

We do not intend to use any of the proceeds from this offering to purchase key-man insurance.  We anticipate that costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

MARKET FOR THE SHARES

There is no public market for our shares of Common Stock.  There can be no assurance that a market will develop or be maintained.  We currently have fourteen record holders of our shares of Common Stock.

The Penny Stock Rules

The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares fall within the definition of a penny stock they will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our shares of common stock in the secondary market.

DIVIDEND POLICY

We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company's earnings, financial condition, capital requirements and other factors.

DETERMINATION OF OFFERING PRICE

Our management arbitrarily determined the offering price of the shares.  The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value.  In no event should the offering price be regarded as an indicator of any future market price of our securities.  In determining the offering price, we considered such factors as the prospects for our products, our management’s previous experience, our anticipated results of operations and our present financial resources.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2008:

•	on an actual basis; and

•

on a pro forma as adjusted basis to reflect the receipt by us of the net proceeds from the sale of 1,000,000 minimum and 2,000,000 maximum shares of Common Stock at a public offering price of $0.25 per share, after deducting our estimated offering expenses, which are estimated to be $45,000.

You should read the information set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and our financial statements and related notes included elsewhere in this prospectus.

	September 30, 2008 Actual	Pro Forma As Adjusted For Minimum	Pro Forma As Adjusted For Maximum
Cash and cash equivalents	$-0-	$205,000	$455,000
Investment in Lease	12,478	12,478	12,478
Shareholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.001 par value, 100,000,000 shares authorized, 9,400,000 shares issued and outstanding, actual; 100,000,000 shares authorized, 10,400,000 shares issued and outstanding, pro forma as adjusted for minimum offering; 100,000,000 shares authorized, 11,400,000 shares issued and outstanding, pro forma as adjusted for maximum offering	9,400	10,400	11,400
Capital in excess of par value	44,100	248,100	497,100

Deficit accumulated during the exploration stage	(79,948)	(79,948)	(79,948)

Total shareholders’ equity (deficiency)	$(26,448)	$178,552	$428,552

Total capitalization	$(26,448)	$178,552	$428,552

SELECTED FINANCIAL DATA

The following financial data has been derived from and should be read in conjunction with (i) our unaudited financial statements for the period ending September 30, 2008, together with the notes to these financial statements; (ii) and the sections of this prospectus entitled “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included elsewhere herein or filed with the SEC.  Our historical results are not necessarily indicative of the results we may achieve in any future period.

Consolidated Statement of Operations Data:	Nine Months Ending September 30, 2008

Revenue:	$—

Expenses:
General and administrative	27,070
Unsuccessful Lease purchases	18,673

Total expenses	45,743

Net (loss)	$(45,743)

Basic and diluted net (loss) per share	$—
Weighted average number of common shares outstanding	9,400,000

Consolidated Balance Sheet Data:	As of September 30, 2008

Cash and cash equivalents	$-0-
Investment in lease	12,478
Deferred stock offering costs	5,328
Total assets	17,806
Accounts payable	44,253
Checks issued in excess of funds on deposit	1
Total liabilities	44,253
Total stockholders’ equity	$(26,448)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with (i) our audited financial statements as at and for the fiscal year ended December 31, 2007 and the unaudited financial statements for the period ended September 30, 2008 and the related notes; and (ii) the section of this prospectus entitled “Description of Business” that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors”. Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operation

We anticipate we will secure oil and gas leases based on researched historical information and then sell our leases to industry professionals for further exploration and operations.  Our revenues will be generated by retaining a royalty interest in the properties that are ultimately developed for production.  Our initial focus will be the acquisition of oil and gas leases primarily in Alberta, Canada.

We intend to research and select prospective leaseholds in or near areas with historical and proven resources and then procure leases on such properties either through private transactions or through auction.  We then expect to create additional value beyond the lease by completing preliminary engineering reviews of existing seismic data and performing onsite evaluations if needed in order to determine an estimated level of probability.  Once a property has been thoroughly evaluated, we intend to seek experienced operators or joint venture partners who would then purchase our lease to further explore and develop the property with TransAct earning a royalty from oil and gas production.

In September 2006, we purchased a 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash.  The lease is for a five year term and calls for annual rental and royalty payments in accordance with the Mines and Mineral Act of Alberta.  The land consists of a one ¼ section Crown lease of Petroleum and Natural Gas rights.

In January 2008, we entered a contract with TransAction Oil & Gas Ventures, Inc. whereby TransAction will provide introductions and coordination with potential purchasers of our oil and gas lease interests.

As a public company, we are subject to certain reporting and other compliance requirements involving certain costs for such compliance, which private companies may not choose to make. We have identified such costs as being primarily for audits, legal advice, filing expenses and shareholder communications and estimate the cost to be approximately $7,000 to $9,000 for the next twelve months. We expect to pay such costs from a combination of cash on hand ($18 as of June 30, 2008), the proceeds of this offering and cash generated by product sales.  We expect our initial operating expenses will be paid for by utilization of some of the proceeds of this offering and from cash flows generated from product sales.  In addition, we will incur throughout the year transfer agent fees, investor relations and general office expenses.

Liquidity and Capital Resources

At December 31, 2007 we had total assets of $23,947.  Current assets consist of $11,680 in cash and $12,267 in lease investments.  Current liabilities at December 31, 2007 totaled $4,652 and consisted of accounts payable in the amount of $4,652.

As of September 30, 2008, we have $-0- in cash, $12,478 investment in oil and gas lease and $5,328 in deferred stock offering costs ..  Our current liabilities consist of accounts payable in the amount of $44,253 and $1 in checks issued in excess of funds on deposit.

We have no material commitments for the next twelve months other than the annual rental and royalty payments on the lease.  We will require additional capital to meet our liquidity needs.  As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern. In the past, we have relied on capital contributions from shareholders to supplement operating capital when necessary. We anticipate that we will receive sufficient contributions from shareholders to continue operations for at least the next twelve months.  However, there are no agreements or understandings to this effect. We may sell common stock, take loans from officers, directors or shareholders or enter into debt financing agreements.

We filed a registration statement on Form SB-2 with the Securities and Exchange Commission to register 2,000,000 shares of common stock for sale at a price of $.25 per share for a total of up to $500,000.  The registration statement was declared effective on July 11, 2007.  The registration statement expired on February 29, 2008 and we did not sell any of the registered shares.  We now intend to file a new registration statement on Form S-1 to register up to 2,000,000 shares of common stock, again at a sale price of $.25 per share with the intent to use proceeds from our offering to further our business objectives.  There are no assurances we will be successful in getting our S-1 registration statement effective or that we will be able to sell any of the shares once the registration statement is declared effective.

Results of Operations

We did not generate any revenue from March 15, 2006 (inception) to December 31, 2007.  For the year ended December 31, 2007 our expenses were $22,024.  Expenses consisted of professional fees, administrative and management fees and miscellaneous expenses.  The professional fees incurred in 2007 were, to a large extent, to our auditors and legal counsel for preparation of our SB-2 registration statement and continued SEC reporting requirements.  As a result, we have reported a net loss of $22,024 for the year ended December 31, 2007.  Our total net loss from inception on March 15, 2006 through December 31, 2007 was $34,205.

During the period from January 1, 2008 through September 30, 2008, the Company has engaged in no significant operations other than maintaining its reporting status with the SEC.  No revenues were received by the Company during this period.  Our expenses were $ 45,743 for the period ended September 30, 2008, compared to $ 13,360 for the same period in 2007.  Our increased expenses were mainly due to increased legal and accounting fees.

Going Concern

If we are unable to implement our business plan and acquire oil and gas leases, we will be unable to move beyond the exploration stage. We are a n exploration stage company and we are devoting substantially all of our present efforts in establishing a new business.  We have not commenced any operations to date other than the purchase of our MedHat Project in Alberta, Canada, and have been limited to defining our business plan and initial research for future oil and gas lease properties in Canada.  These factors raise substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company has no cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company plans to recognize revenue in the period when earned in accordance with the provisions of Staff Accounting Bulletin No. 104.  For the period from March 15, 2006 (inception) to September 30, 2008, the Company recognized no revenues.

Earnings (Loss) Per Share

The Company computes earnings per share in accordance with Statement of Accounting Standards No. 128, "Earnings per Share (“SFAS No. 128”). Under the provisions of SFAS No. 128, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period.  There were no potentially dilutive common shares outstanding during the period.

Oil and Gas Leases

All costs such as bid fees and lease rental payments related to the acquisition of oil and gas leases are deferred and amortized on a straight line basis over the term of the lease.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.” Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Fair Value of Financial Instruments

The Company considers that the carrying amount of financial instruments, including accounts payable, approximates fair value because of the short maturity of these instruments.

Foreign Currency Translation

Transactions in foreign currencies are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues, expenses, gains and losses. Translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) when material and foreign currency transaction gains and losses are recorded in other income and expense.

Share Based Payments

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees or independent contractors are required to provide services. Share-based compensation arrangements include stock options and warrants, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005, the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123(R). Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123.

Effective October 4, 2007, the Company has fully adopted the provisions of SFAS No. 123(R) and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Recent Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.  The Company does not expect FIN No. 48 to have a material impact on its financial statements.

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) consensus on EITF Issue No. 06-2, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.” EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted. The Company does not expect the application of this consensus to have a material impact on its financial statements.

Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108 will not have an impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008. The Company currently is assessing the potential impact that adoption of SFAS No. 157 would have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective for us beginning July 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on its financial statement.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes.  Currently, this change will have no effect on the Company’s financial statements.

The Company does not expect the adoption of recent accounting pronouncements to have any material impact on its financial condition or results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not believe that we have any material risks related to foreign currency exchange rate fluctuations.Our functional currency is the United States dollar. We do not use derivative financial instruments for speculative trading purposes.

DESCRIPTION OF BUSINESS

Our History and Business

We formed as a Nevada corporation on March 15, 2006 as TransAct Energy Corp. Our activities have been limited to developing and writing our business plan and the purchase of an oil and gas lease.  On September 7, 2006 we acquired 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash, the MedHat Project.  As of the date of this offering, we have not commenced operations other than to obtain rights to the MedHat Project.  Management has primarily focused on preparation of this offering document along with contacting various entities and people in search of additional oil and gas leases for purchase.

We anticipate we will secure oil and gas leases based on researched historical information and then sell our leases to experienced industry professionals for further exploration and operations.  Our revenues will be generated by retaining a royalty interest in the properties that are ultimately developed for production.  Our initial focus will be the acquisition of oil and gas leases primarily in British Columbia and Alberta, Canada.

We intend to research and select prospective leaseholds in or near areas with historical and proven resources and then procure leases on such properties either through private transactions or through auction.  We then expect to create additional value beyond the lease by completing preliminary engineering reviews of existing seismic data and performing onsite evaluations if needed in order to determine an estimated level of probability.  Once a property has been thoroughly evaluated, we intend to seek experienced operators or joint venture partners who would then purchase our leases to further explore and develop the property with TransAct earning a royalty from oil and gas production.

Business Strategy

We are an independent energy company engaged in the acquisition and management of natural gas and oil rights in the United States and Canada. Our principal business activities include the identification, acquisition, and subsequent sale of lease for exploration and development of natural gas and oil properties. Our emphasis is on prospective deep structures identified through seismic and other analytical techniques. We seek to reduce exploration risk and financial exposure by acquiring properties that have wells previously drilled in close proximity or into the targeted geologic horizons, joint venturing with knowledgeable industry partners or by farming out acreage to other industry participants on terms that reduce our economic risk to levels deemed appropriate.

Population growth is a key determinant of total energy consumption, closely linked to rising demand for housing, services and travel. In the Annual Energy Outlook 2006 presented by the US Energy Information Administration, the average energy use per person increases through to 2030 and Coal and Petroleum lead the increases in primary energy use. New sources of coal and oil will come through exploration.  We now find one barrel for every four we consume.  The U.S. is currently highly dependent upon other nations for the oil that constitutes approximately 40% of our energy use. The United States is an enormous producer of energy. The U.S. is currently the world's largest producer of oil, nuclear, and hydro power combined, and the second largest producer of natural gas and coal. However, the United States alone uses approximately one quarter of the world's supply of energy, but has only about 5% of the world's population. As of early 2000, the U.S. consumes almost 12 million barrels daily more energy than we produce (in oil equivalent); the shortfall is made up by imported oil. Despite the most technologically advanced exploration and production systems in the world operating in a deregulated environment, U.S. oil and NGL reserves have decreased 30 percent from the high in 1970. The primary reason petroleum reserves have not fallen further is the technological advances in exploration and production that provide additional reserves through the phenomenon of reserve growth. According to the Energy Information Administration, over the past fifteen years an additional million barrels of oil per day has been required to meet world energy demands.

Global demand for energy and growing recognition of Alberta's vast energy potential means increasing interest in Alberta as a place to invest in energy development. Alberta maintains competitive fiscal and regulatory regimes that are intended to attract industry investment and ensure that Albertans, the resource owners, benefit from resource development. Predictability, certainty, stability and a well-developed infrastructure are all features that make Alberta's resource development system a strong competitor for industry investment.

TransAct will initially focus on securing properties with high potential, low risk and energy resources in British Columbia and Alberta, Canada.  Once properties are secured, we will attempt to establish agreements with exploration and/or development companies that are capable of successfully exploiting any leases under Farm Out Agreements.  A Farm Out and Royalty Procedures Agreement is an industry standard which is governed by the Canadian Association of Petroleum Landmen.

We believe our success depends on building and maintaining strategic alliances with exploration/development and joint ventures/partners and other industry related business affiliates to help exploit the properties we secure.  Further, we believe that by obtaining resource rights in locations that historically have demonstrated high probabilities of recoverable energy resources, we will posture ourselves to be attractive to other industry participants.

We intend to differentiate ourselves by offering pre-researched and engineered properties to our customers.  Our sales and marketing strategy will be a combination of targeted marketing techniques as well as a focused direct sales team approach.  We plan to clearly communicate with potential customers as to the quality of the properties and research we have undertaken, thus reducing a potential customer’s development risk.

Markets and Customers

The success of our operations is dependent upon prevailing prices for natural gas and oil. The markets for natural gas and oil have historically been volatile and may continue to be volatile in the future. Natural gas and oil prices are beyond our control. However, rising demand for natural gas to fuel power generation and meet increasing environmental requirements has led some industry observers to indicate that long term demand for natural gas is increasing.

We expect our customers will primarily be small to medium sized oil and gas exploration/development companies.  We anticipate that well researched properties secured under long-term leases will attract quality exploration partners resulting in royalties back to TransAct.  Industry analysis indicates the long-term prospects of the oil and gas industry are favorable.

Exploration companies looking to Farm Out oil and gas leases typically make their decision and offers based on the probability of success.  Well researched properties with a high probability of oil or gas reserves attract quality partners and terms.  We intend to research and acquire those properties that we believe will hold high probability of success and in turn, enter agreements with those companies who will exploit the property and provide favorable royalties to TransAct.

Competition

Our natural gas and petroleum activities take place in a highly competitive and speculative business atmosphere. In seeking suitable natural gas and petroleum properties for acquisition, we compete with a number of other companies operating in our areas of interest, including large oil and gas companies and other independent operators with greater financial resources. We do not believe that our competitive position in the petroleum and natural gas industry will be significant.

Governmental Regulation

Although we intend to comply with all applicable laws and regulations, we cannot assure you that we are in compliance or that we will be able to comply with all future laws and regulations.  Additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance.  If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, or seizures, could be imposed on us.  This could have a material adverse effect on our operations.

The business of resource exploration and development is subject to substantial regulation under Canadian provincial and federal laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil sands bitumen and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil sands exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the oil and gas industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

The operations on our current lease and future leases are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

The exploration activities and drilling programs on our current lease and future leases are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Exploration and drilling is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Our business is subject to various federal, provincial and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. In British Columbia and Alberta, the legislated mandate for the responsible development of the province’s oil and gas resources is set out in the The Department of Energy and Mines Act that provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil and Gas Conservation Act allows the orderly exploration for, and development of, oil and gas in the province and optimizes recovery of these resources. In Alberta, oil sands activities are legislated under the Mines & Minerals Act which governs the management and disposition of rights in Crown owned mines and minerals, including the levying and collecting of bonuses, rental and royalties. The Oil Sands Conservation Act establishes a regulatory regime and scheme of approvals administered by the AEUB for the development of oil sands resources and related facilities in Alberta. The Acts are supported by the following regulations: Oil Sands Tenure Regulation, Oil Sands Royalty Regulation 1984, Oil Sands Royalty Regulation, 1997, Experimental Oil Sands Royalty Regulation, Oil Sands Conservation Regulation, Mines and Minerals Administration Regulation.

Employees

We have no employees other than our officer and director and no formal employment agreements with our officer and director.  We do not intend to hire employees until our operations require expansion.  Our officer and director has agreed to devote such time as necessary for the development of our business.  It is anticipated that upon completion of the offering, our officer and director will devote approximately 20 hours per week as a part-time employee while maintaining outside employment.  Our officer and director is entitled to reimbursement for reasonable out of pocket expenses incurred on our behalf.  We do not have formal agreements or arrangements to continue payment in the future.

Facilities

Our principal executive offices and mailing address is 5119 Beckwith, Suite 105, San Antonio, TX, 78249.  Our telephone number is 210-561-6015. We also have a satellite office for our operations located at Suite 445, 708  11th Avenue, S.W., Calgary, Alberta T2R 0E4 which is provided by Herb Miller, a shareholder, at no cost to TransAct.

In September 2006, we purchased a 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash.  The lease is for a five year term and calls for annual rental and royalty payments in accordance with the Mines and Mineral Act of Alberta.  The land consists of a one ¼ section Crown lease of Petroleum and Natural Gas rights.

Legal proceedings

We are not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against us have been threatened.

PLAN OF OPERATION

We intend to use the proceeds from this public offering to purchase additional oil and gas leases, perform engineering and seismic assessments and provide working capital for ongoing corporate expenses.

Our plan of operation for the next 12 months is to identify and acquire oil and gas leases, initially in the Alberta and British Columbia provinces of Canada, perform the necessary engineering and seismic assessments, and enter Farm Out agreements with third parties for development and operation of properties.

Should we receive the minimum offering of $250,000, after offering expenses estimated at $45,000,we will realize net proceeds of $205,000.  This amount will enable us to begin the above listed operations, plus, purchase necessary supplies, and will provide us with sufficient capital for the next twelve months.  We believe we can acquire up to ten oil and gas leases in the next twelve months if we only raise the minimum.  Should we receive the maximum amount of the offering, we will realize net proceeds of $455,000 after estimated offering expenses of $45,000.  Receiving the maximum amount of the offering will enable us to purchase up to sixteen oil and gas leases and provide us with sufficient capital for the next twelve months.  If we receive proceeds of more than the minimum but less than the maximum, we will adjust the number of oil and gas lease purchases.

We do not intend to use any of the proceeds from our offering to pay any salary or compensation to our officer and directors.

Costs associated with being a public company are much higher than those of a private company.  TransAct, a new start-up in early development, has chosen public registration before the business has developed a predictable cash flow. There are present registration expenses and future legal and accounting expenses, future reporting requirements to the SEC, future exchange listing requirements, and future investor relation costs that must be borne by a public company but not by a private company. These costs can be a burdensome expense which could adversely affect our financial survival.  The onerous regulatory costs, reporting requirements, and management details, which must be met when registering and maintaining a public company, may make the economic viability of TransAct very doubtful.

MANAGEMENT

Effective September 11, 2008 the Board of Directors of TransAct Energy Corp. accepted the resignation of Roderick C. Bartlett, as CEO, President and Director, the resignation of Harold Forzley, as CFO, Secretary, Treasurer and Director and the resignation of Craig Robson as Director.  Our business will be managed by our sole officer and director, Mr. Henry Andrews

Name	Age	Position	Since
Henry Andrews	63	Chief Executive and Financial Officer, Secretary, Treasurer and Director	September 11, 2008

Directors hold office until the next annual shareholders meeting or until their successors are duly elected and qualified.  Officers hold office at the discretion of the Directors.

The following is a brief biography of our sole officer and director.

Henry Andrews, Sole Officer and Director.  Mr. Andrews is 63 years old and holds a Bachelor of Science in Criminal Justice and a Masters of Education Counseling.  He served for 30 years with the State of Georgia in public service.  Mr. Andrews held such positions as Institutional Administrator, Psychologist, Counselor, Warden and associate professor of Social Science at South Georgia College.  For the past five years Mr. Andrews has been in the private sector as CEO and President of a real estate management company and a retail food company.

Involvement in Certain Legal Proceedings

To our knowledge, we are not a party to any legal proceeding or litigation and none of our property is the subject of any pending legal proceeding.  We do not know of any threatened or contemplated legal proceedings or litigation.

Code of Ethics

We have recently adopted a Code of Ethics and Business Conduct authorizing the establishment of a committee to ensure that our disclosure controls and procedures remain effective.  Our Code also defines the standard of conduct expected by our officers, directors and employees.  The Code is filed as an exhibit to this report.

Term of Office

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Significant Employees

There are no significant employees other than our executive officers.

Committees of the Board of Directors

After the closing of this offering, our board of directors intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee. Our board may establish other committees from time to time to facilitate the management of our company.

Audit committee.  Our audit committee will oversee a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including by (1) assisting our board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence and the performance of our internal audit function and independent auditors, (2) appointing, compensating, retaining and overseeing the work of any independent registered public accounting firm engaged for the purpose of performing any audits, reviews or attest services, and (3) preparing the audit committee report that may be included in our annual proxy statement or annual report on Form 10-K. We will have at least three directors on our audit committee, each of whom will be independent under the requirements of the NASDAQ Capital Market, the Sarbanes-Oxley Act and the rules and regulations of the SEC.

Compensation committee.  Our compensation committee will review and recommend our policies relating to compensation and benefits for our executive officers and other significant employees, including reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluating the performance of our executive officers relative to goals and objectives, determining compensation for these executive officers based on these evaluations and overseeing the administration of our incentive compensation plans.  The compensation committee will also prepare the compensation committee report that may be included in our annual proxy statement or annual report on Form 10-K. We will have at least two directors on our compensation committee, each of whom will be independent under the requirements of the NASDAQ Capital Market.

Nominating and corporate governance committee.  Our nominating and corporate governance committee will (1) identify, review and recommend nominees for election as directors, (2) advise our board of directors with respect to board composition, procedures and committees, (3) recommend directors to serve on each committee, (4) oversee the evaluation of our board of directors and our management, and (5) develop, review and recommend corporate governance guidelines and policies. We will have at least two directors on our nominating and corporate governance committee, each of whom will be independent under the requirements of the NASDAQ Capital Market.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy and objectives

The primary objective of our compensation policies and programs with respect to executive compensation is to serve our shareholders by attracting, retaining and motivating talented and qualified individuals to manage and lead our business. We will focus on providing a competitive compensation package that provides significant short and long-term incentives for the achievement of measurable corporate and individual performance objectives.  After the closing of this offering, we intend to establish a compensation committee and future decisions regarding executive compensation will be the responsibility of that committee. Since our inception, we have not paid any compensation.

Elements of executive compensation

Base salary.  We will seek to provide our senior management with a level of base salary in the form of cash compensation appropriate to their roles and responsibilities. Base salaries for our executives will be established based on the executive’s qualifications, experience, scope of responsibilities, future potential and past performance and cash available to pay executive compensation. Base salaries will be reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. We will consider four factors in determining the base salaries of our named executive officers. These four factors are, in order of significance, (1) creating an incentive to achieve corporate goals, (2) individual performance, (3) cash available to pay compensation and (4) the total compensation each executive officer previously received while employed with us, if any.  We have not paid any base salary to our executive officers since our inception.

Incentive cash bonuses.  Our practice will be to seek to award incentive cash bonuses to our executive officers based upon their individual performance, as well as our overall business and strategic objectives. In determining the amount of cash bonuses paid to our named executive officers, we will consider the same four factors (and use the same weighting and method of measurement) as in determining their base salaries. We expect that our compensation committee will adopt formal processes for incentive cash bonuses beginning in 2008 and will utilize incentive cash bonuses to reward executives for achieving corporate financial and operational goals and for achieving individual performance objectives.  We have not paid any incentive cash bonuses to our executive officers since our inception.

Long-term equity compensation.  We believe that successful long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock and stock-based awards. We intend to establish equity incentive plans to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our shareholders. We expect that our incentive plans will permit the grant of stock options, restricted shares and other stock awards to our executive officers, employees, consultants and non-employee board members. When we hire executive officers in the future, we expect to grant them stock-based awards that will generally vest over a four or five-year period. We believe that stock-based awards provide an incentive for these officers to continue their employment with us, provide our executive officers with an opportunity to obtain an ownership interest in our company and encourage them to focus on our long-term profitable growth. We believe that the use of stock-based awards will promote our overall executive compensation objectives and expect that equity incentives will continue to be a significant source of compensation for our executives. In determining amounts awarded to our named executive officers under our incentive plans, we will consider the same four factors (and use the same method of measurement) as in determining base salary. The third factor (cash available) has an indirect effect when determining long-term equity compensation. Specifically, to the extent that this factor causes us not to pay base salary or cash bonuses, it points toward providing long-term equity compensation.  We have not issued any equity to our executive officers since our inception.

Other compensation.  Our executive officers are eligible to receive the same benefits, including non-cash group life and health benefits, that are available to all employees. We may offer a 401(k) plan to our employees, including our named executive officers. This plan will permit employees to make contributions up to a statutory maximum and will permit us to make matching or profit-sharing contributions. To date, we have not offered a 401(k) plan or made, or committed to make, any matching or profit-sharing contributions under a 401(k) plan.

Policies related to compensation

Guidelines for equity awards.  We have not formalized a policy as to the amount or timing of equity grants to our executive officers. We expect, however, that the compensation committee will approve and adopt guidelines for equity awards.  Among other things, we expect that the guidelines will specify procedures for equity awards to be made under various circumstances, address the timing of equity awards in relation to the availability of information about us and provide procedures for grant information to be communicated to and tracked by our finance department.  As of the date of this prospectus, we have not established a finance department.  We anticipate that the guidelines will require that any stock options or stock appreciation rights have an exercise or strike price not less than the fair market value of our common stock on the date of the grant.

Stock ownership guidelines.  As of the date of this prospectus, we have not established ownership guidelines for our executive officers or directors.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers, unless such compensation qualifies as performance-based compensation. Among other things, in order to be deemed performance-based compensation for Section 162(m) purposes, the compensation must be based on the achievement of pre-established, objective performance criteria and must be pursuant to a plan that has been approved by our shareholders. At least for the next several years, we expect the cash compensation paid to our executive officers to be below the threshold for non-deductibility provided in Section 162(m), and our equity incentive plans will afford our compensation committee with the flexibility to make a variety of types of equity awards to our executive officers, the deductibility of which will not be limited under Section 162(m).  However, as our compensation committee, which we expect to form after this offering, will fashion our future equity compensation awards, we do not now know whether any such awards will satisfy the requirements for deductibility under Section 162(m).

We also currently intend for our executive compensation program to satisfy the requirements of Internal Revenue Code Section 409A, which addresses the tax treatment of certain nonqualified deferred compensation benefits.

Summary Compensation Table

We have no formal compensation agreements or employment contracts with our officers or directors.  Directors do not receive any fees for service on the Board of Directors, but are reimbursed for their expenses for each meeting they attend.  Our executive officers did not receive any compensation whatsoever for the years ended December 31, 2006 and 2007, nor do they currently receive any compensation.

We do not have any agreements or understandings that would change the terms of compensation during the course of the year. We do not anticipate compensating any directors.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Roderick C. Bartlett, CEO,	2007	$-0-	-0-	-0-	-0-	-0-	-0-	$-0-
President and Director	2006	$-0-	-0-	-0-	-0-	-0-	-0-	-0-
Harold Forzley, CFO,	2007	$-0-	-0-	-0-	-0-	-0-	-0-	$-0-
Secretary, Treasurer and Director	2006	$-0-	-0-	-0-	-0-	-0-	-0-	-0-
Craig Robson,	2007	$-0-	-0-	-0-	-0-	-0-	-0-	$-0-
Director	2006	$-0-	-0-	-0-	-0-	-0-	-0-	-0-

Note:

The persons listed in the table are no longer officers or directors of the company.  Our current sole officer and director, Mr. Andrews has not been compensated for his services and has no written or verbal agreement for compensation from TransAct.

Employment Agreements

We have not entered into employment agreements with our officer.  After this offering, we intend to have our officer enter into an employment agreement with us providing a compensation package which will fairly compensate him for services, including base salary, and eligibility for annual bonuses determined by the compensation committee.  The employment agreement will also provide that our officer is eligible to participate in our equity incentive plans and other employee benefit programs.  However, there can be no assurance that we will enter into any such employment agreements.

Our decision to enter into employment agreements, if any, will be made by our compensation committee.  We believe that, following receipt of the net proceeds of the offering, our substantially improved cash position will enable us to compensate our officers and continue to expand and develop our business.

Potential Payments Upon Termination or Change in Control

As of the date of this prospectus, there were no potential payments or benefits payable to our named executive officers upon their termination or in connection with a change in control.

Grants of Plan-Based Awards in 2007

We have not granted any plan-based awards to our named executive officers since our inception.

Outstanding Equity Awards at Fiscal Year-End

We did not have any outstanding equity awards to our named executive officers as of December 31, 2007, our fiscal year-end.

Option Exercises and Stock Vested in 2007

None of our named executive officers exercised any options, nor did any unvested stock granted to our named executive officers vest, during fiscal year 2007.

Equity Incentive Plan

After the closing of this offering, we expect to adopt an equity incentive plan. The purposes of the plan are to attract and retain qualified persons upon whom our sustained progress, growth and profitability depend, to motivate these persons to achieve long-term company goals and to more closely align these persons' interests with those of our other shareholders by providing them with a proprietary interest in our growth and performance. Our executive officers, employees, consultants and non-employee directors will be eligible to participate in the plan.  We have not determined the amount of shares of our common stock to be reserved for issuance under the proposed equity incentive plan.

Compensation of Directors

All directors are reimbursed for out-of-pocket expenses for business related purposes.  We do not have any other arrangements for compensating our directors at this time.  Our director compensation program is determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 30, 2008, and as adjusted to reflect the sale of the shares offered in this offering on the assumption that all shares offered will be sold, for:

• each person or group known to us to beneficially own 5% or more of our common stock;

• each of our directors and director nominees;

• each of our named executive officers; and

• all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after September 30, 2008 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner.

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus which is 9,400,000, and as adjusted to reflect the sale of 1,000,000 shares should we sell the minimum amount and 2,000,000 should we sell maximum number of shares.

The table includes:

•

each person known to us to be the beneficial owner of more than five percent of the outstanding shares

•

each director of TransAct Energy Corp.

•

each named executive officer of TransAct Energy Corp.

Name & Address	# of Shares Beneficially Owned	% Before Offering	% After Minimum	% After Maximum

Henry Andrews (1) 108 Water Front Drive, Milledgeville, Ga. 31061	200,000	2.12%	1.92%	1.75%

Roderick Bartlett (2) #105-5119 Beckwith San Antonio, Texas 78249	1,875,000	19.95%	18.03%	16.45%

Harold Forzley 2236 Nelson Ave. BC Canada V7V 2P8	1,775,000	18.88%	17.07%	15.57%

Richard P. Johnson 5008 Varsity Dr. N.W. Calgary, Alberta T3A 1A5 Canada	1,075,000	11.44%	10.34%	9.43%

Herb P. Miller 16 Arbour Estates Landing N.W. Calgary, Alberta T3G 3Z9 Canada	1,075,000	11.44%	10.34%	9.43%

Craig Robson (1) 6511 Houseman Pl. Richmond, BC V7E 4A8 Canada	700,000	7.44%	6.73%	6.14%

Chris Haugen #311 3333 W. 4th Ave. Vancouver, BC V6R 4R9 Canada	1,100,000	11.7%	10.58%	9.65%

Peter Miele 2434 Nelson Ave. West Vancouver, BC Canada V7V 2P8	900,000	9.57%	8.65%	7.9%

All directors and executive officers as a group: (1 person)	200,000	2.12%	1.92%	1.75%

(1)

Officer and/or director.

(2) These shares are held in the name of B.P.Y.A. 966 Holdings, Ltd., an entity owned and controlled by Roderick Bartlett.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

We utilize office space provided by our sole officer and director, Mr. Henry Andrews and additional office space provided by one of our shareholders, Herb Miller at no cost to TransAct.  To date, TransAct has reimbursed a company $5,630 for the use of telephone, fax and office equipment.  Mr. Bartlett, a former officer and director of TransAct at the time of payment, is a shareholder in the company that provided the services.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001.  As of the date of this prospectus, there are 9,400,000 shares of common stock issued and outstanding.

The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders.  In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any.  Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors.  Holders of common stock have no preemptive or other rights to subscribe for shares.  Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefore.

We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001.  Our preferred stock may be issued in series, with such designations, preferences, stated values, rights, qualifications or limitations as determined solely by our board of directors.  As of the date of this prospectus, we have issued no shares of our preferred stock

Stock options

We do not currently have a stock option plan.

Transfer Agent

Interwest Transfer Company, Inc., 1981 East 4800 South, Salt Lake City, Utah 84124, is our transfer agent.

SHARES AVAILABLE FOR FUTURE SALE

As of the date of this prospectus, there are 9,400,000 shares of our common stock issued and outstanding.  Upon the effectiveness of this registration statement, 1,000,000 shares will be freely tradable if the minimum is sold and 2,000,000 shares will be freely tradeable if the maximum number of shares is sold.  The remaining 9,400,000 shares of common stock will be subject to the resale provisions of Rule 144.  Sales of shares of common stock in the public markets, if any, may have an adverse effect on prevailing market prices for the common stock.

Rule 144 governs resale of restricted securities for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an affiliate of the issuer.  Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act.  An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer.  Affiliates of the company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock.  Under Rule 144 unregistered re-sales of restricted common stock cannot be made until it has been held for six months from the later of its acquisition from the company or an affiliate of the company.  Thereafter, shares of common stock may be resold without registration subject to Rule 144’s volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company.  Re-sales by our affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements.  The volume limitations provide that a person, or persons who must aggregate their sales, cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale.  A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

Authorized but unissued shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer or merger, or otherwise.

Shareholder action; advance notification of shareholder nominations and proposals

Our articles of incorporation and bylaws provide that any action required or permitted to be taken by our shareholders will have to be effected at a duly called annual or special meeting of shareholders and may be effected by a consent in writing. Our articles of incorporation also requires that special meetings of shareholders be called only by our board of directors, our Chairman, our Chief Executive Officer or our President.  In addition, our bylaws generally provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a shareholder who gives written notice, including certain information, to us no later than 90 days and not earlier than 120 days, prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of shareholders. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

Number, election and removal of the board of directors

Upon the closing of the offering, our board of directors will consist of three directors. Our articles of incorporation authorize a board of directors consisting of at least one, but no more than seven, members, with the number of directors to be fixed from time to time by our board of directors.  At each annual meeting of shareholders, directors will be elected for a one-year term to succeed the directors whose terms are then expiring. As a result, our board of directors will be elected each year.  Between shareholder meetings, directors may be removed by our shareholders only for cause, and the board of directors may appoint new directors to fill vacancies or newly created directorships. These provisions may deter a shareholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the resulting vacancies with its own nominees. Consequently, the existence of these provisions may have the effect of deterring hostile takeovers.

PLAN OF DISTRIBUTION

We are offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares on a best efforts basis directly to the public through our officer and director.  If we do not receive the minimum proceeds by May 31, 2009, unless extended by us for up to an additional 90 days, your investment will be promptly returned to you without interest and without any deductions.  We may terminate this offering prior to the expiration date.

In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.

Until the minimum 1,000,000 shares are sold, all funds will be deposited in a non-interest bearing escrow account at Escrow Specialists, P. O. Box 3287, Ogden, UT 84405.  In the event that 1,000,000 shares are not sold by May 31, 2009, and we have not extended the offering for up to an additional 90 days, all funds will be promptly returned to investors without deduction or interest.  If 1,000,000 shares are sold, we may either continue the offering until May 31, 2009 or close the offering at any time. Our officer and director may purchase additional shares for the sole purpose of meeting the minimum and breaking escrow, however we do not have any such arrangement with our officer and director.

Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our officer and director who:

(i)

will not receive any commission in connection with the sale of any securities registered in this offering;

(ii)

is not and has not been associated persons of a broker dealer within the preceding 12 months;

(iii)

does not participate in selling an offering of securities for any issuer more than once every 12 months;

(iv)

has not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

(v)

intends to primarily perform, at the end of this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.

As a result, our officer and director will not register as a broker-dealer with the Securities and Exchange Commission pursuant to Section 15 of the Securities Act in reliance of Rule 3a4-1 of the Exchange Act which sets forth the above mentioned conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed a broker-dealer.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

How to Invest

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

an executed copy of the Subscription Agreement; and

a check payable to the order of TransAct Energy Corp. Escrow Account in the amount of $0.25 for each share you want to purchase.

Resale of our Shares

There is presently no public market for our shares of common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

Management’s strategy is to seek to have our common stock trade on the over-the-counter market and quoted on the over-the-counter bulletin board as soon as practicable after the termination of this offering.  However, to date, we have not solicited any securities brokers to become market makers of our common stock.  There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price.  The initial public trading price will be determined by market makers independent of us.

Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC’s penny stock rules. These rules regulate broker-dealer practices in connection with transactions in “penny stocks.”  These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

LEGAL MATTERS

The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for TransAct Energy Corp. by the law firm of Cletha A. Walstrand, P.C., 1322 W. Pachua Circle, Ivins, UT  84738.

EXPERTS

The audited financial statements of TransAct Energy Corp. as of December 31, 2007 appearing in this Prospectus and Registration Statement have been audited by Pritchett, Siler & Hardy, CPAs as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Business Corporation Act, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement or the exhibits and schedules filed therewith. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We will file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You can read these SEC filings and reports, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.  You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549, on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt of your written request to us at TransAct Energy Corp., 1650-1188 West Georgia, Vancouver, BC V6E 4A2.

FINANCIAL STATEMENTS

The audited financial statements for the year ended December 31, 2007 and the unaudited financial statements for the period ended September 30, 2008 are included in this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

DEALER PROSPECTUS DELIVERY OBLIGATION

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by us or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date of this prospectus. This prospectus does not constitute any offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

Until 180 days from the effective date of this prospectus all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

FINANCIAL STATEMENTS

DECEMBER 31, 2007

______________

TRANSACT ENERGY CORP.

 [An Exploration Stage Company]

CONTENTS

PAGE

Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets, December 31, 2007 and 2006	F-4

Statements of Operations, for the periods ended December 31, 2007
and 2006 and from inception on March 15, 2006 through December 31, 2007	F-5

Statement of Stockholders’ Equity, from inception on
March 15, 2006 through December 31, 2007	F-6

Statements of Cash Flows, for the periods ended December 31,2007
and 2006 and from inception on March 15, 2006 through December 31, 2007	F-7

Notes to Financial Statements	F-8 – F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

TRANSACT ENERGY CORP.

Vancouver, BC

We have audited the accompanying balance sheet of TransAct Energy Corp. [an exploration stage company] as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2007 and 2006 and for the period from inception on March 15, 2006 through December 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TransAct Energy Corp. as of December 31, 2007, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 and for the period from inception on March 15, 2006 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that TransAct Energy Corp. will continue as a going concern.  As discussed in Note 5 to the financial statements, TransAct Energy Corp. has incurred losses since its inception and has not yet established profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 5.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

March 12, 2008

Salt Lake City, Utah

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

BALANCE SHEETS

ASSETS

	December 31,	December 31
	2007	2006

CURRENT ASSETS:
Cash	$11,680	$31,049
Total Current Assets	11,680	31,049

INVESTMENT IN LEASE (NOTE 2)	12,267	12,051

OTHER ASSET:
Deferred stock offering costs	-0-	4,000
	$23,947	$47,100

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,652	$5,781
Total Current Liabilities	4,652	5,781

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value,
10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value,
100,000,000 shares authorized,
9,400,000 shares issued and
outstanding	9,400	9,400
Capital in excess of par value	44,100	44,100
Deficit accumulated during the
development stage	(34,205)	(12,181)
Total Stockholders’ Equity	19,295	41,319
	$23,947	$47,100

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

STATEMENTS OF OPERATIONS

	Cumulative
	from inception		From Inception
	On March 15,		on March 15,
	2006, Through	Year ended	2006, Through
	December 31,	December 31,	December 31,
	2007	2007	2006

REVENUE	$-	$-	$-

EXPENSES:
General and administrative	34,205	22,024	12,181
Total Expenses	34,205	22,024	12,181

LOSS FROM OPERATIONS
BEFORE INCOME TAXES	(34,205)	(22,024)	(12,181)

CURRENT TAX EXPENSE	-	-	-

DEFERRED TAX EXPENSE	-	-	-

NET LOSS	$(34,205)	$(22,024)	$(12,181)

LOSS PER COMMON SHARE		$(.00)	$(.00)

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

STATEMENT OF STOCKHOLDERS' EQUITY

FROM INCEPTION ON MARCH 15, 2006

THROUGH DECEMBER 31, 2007

						Deficit
						Accumulated
	Preferred Stock		Common Stock		Capital in	During the
					Excess of	Development
	Shares	Amount	Shares	Amount	Par Value	Stage
BALANCE, March 15, 2006	-	$-	-	$-	$-	$-

Issuance of 8,500,000 shares of
common stock for cash at $.001
per share, April 2006.	-	-	8,500,000	8,500	-	-

Issuance of 900,000 shares of
common stock for cash at $.05
per share, August 2006	-	-	900,000	900	44,100	-

Net loss for the period ended
December 31, 2006	-	-	-	-	-	(12,181)

BALANCE, December 31, 2006	-	-	9,400,000	9,400	44,100	(12,181)

Net loss for the year ended
December 31, 2007	-	-	-	-	-	(22,024)

BALANCE, December 31, 2007	-	$-	9,400,000	$9,400	$44,100	$(34,205)

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

STATEMENTS OF CASH FLOWS

	Cumulative
	from inception		From Inception
	on March 15,		on March 15,
	2006 through	Year ended	2006 through
	December 31,	December 31,	December 31,
	2007	2007	2006
Cash Flows From Operating Activities:
Net loss	$(34,205)	$(22,024)	$(12,181)
Adjustments to reconcile net loss to net cash
used by operating activities:
Change in assets and liabilities:
(Decrease ) increase in accounts payable	4,652	(1,129)	5,781

Net Cash (Used) by Operating Activities	(29,553)	(23,153)	(6,400)

Cash Flows From Investing Activities:
Acquisition of oil and gas leases	(12,267)	(216)	(12,051)

Net Cash (Used) by Investing Activities	(12,267)	(216)	(12,051)

Cash Flows From Financing Activities:
Proceeds from common stock issuance	53,500	-	53,500
Stock offering costs	-	4,000	(4,000)

Net Cash Provided by Financing Activities	53,500	4,000	49,500

Net Increase (Decrease) in Cash	11,680	(19,369)	31,049

Cash at Beginning of Period	-	31,049	-

Cash at End of Period	$11,680	$11,680	$31,049

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Noncash Investing and Financing Activities:

For the periods ended December 31, 2007 and 2006:
None

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – TransAct Energy Corp. (“the Company”) was organized under the laws of the State of Nevada on March 15, 2006. The Company plans to engage in the business of acquiring and selling oil and gas lease interests.  The Company has not generated significant revenues and is considered an exploration stage company. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes

[See Note 4].

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive [See Note 7].

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”, SFAS No. 156, “Accounting for the Servicing of Financial Assets”, SFAS No. 157, “Fair Value Measurements”, SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”, SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, and SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements” (as amended), were recently issued.  SFAS No. 155, 156, 157, 158, 159 and 160 have no current applicability to the Company or their effect on the financial statements would not have been significant.

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

Investment in leases –   All costs such as bid fees and lease rental payments related to the acquisition of oil and gas  leases are deferred and amortized on a straight  line basis  over the term of the lease.

Foreign currency translation - Transactions in foreign currencies are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues,expenses, gains and losses. Translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) when material and foreign currency transaction gains and losses are recorded in other income and expense.

Stock offering costs – Costs incurred in connection with stock offerings will be deferred and offset against the proceeds of the stock offering.  Costs incurred in connection with unsuccessful offerings will be expensed.

NOTE 2 - INVESTMENT IN LEASE

On September 7, 2006 the Company acquired a 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash. In addition during the year ended December 31, 2007 an annual lease payment of $216 was paid for a total capitalized cost of $ 12,267. The lease is for a 5 year term and calls for annual rental and royalty payments in accordance with the Mines and Mineral Act of Alberta.

NOTE 3 - CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at December 31, 2007.

Common Stock – The Company has authorized 100,000,000 shares of common stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.

During April 2006, the Company issued 8,500,000 shares of its previously authorized, but unissued common stock.  Total proceeds from the sale of stock amounted to $8,500 (or $.001 per share).

During August 2006, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $45,000 (or $.05 per share).

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has available at December 31, 2007, an operating loss carryforward of approximately $34,205, which may be applied against future taxable income and which expires in various years through 2027.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax asset is approximately $ 6,840 and $2,436 as of December 31, 2007 and 2006 respectively, with an offsetting valuation allowance of the same amount.  The change in the valuation allowance for the year ended December 31, 2007 is approximately $ 4,400.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has incurred losses since its inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company has not paid any compensation to its officers and directors, as the services provided by them to date have only been nominal.

Office Space - The Company has not had a need to rent office space. A related company of a officer/shareholder is allowing the Company to use an office as a mailing address, as needed, at no expense to the Company. To date the Company has reimbursed this company $5,630 for the use of telephone, fax and office equipment.

TRANSACT ENERGY CORP.

[An Exploration Stage Company]

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 7 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

		From Inception
		on March 15,
	Year ended	2006 through
	December 31,	December 31,
	2007	2006
Loss available to common shareholders
(numerator)	$(22,024)	$(12,181)

Weighted average number of common shares
outstanding during the period used in loss per
share (denominator)	9,400,000	8,800,000

Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 – SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 2,000,000 shares of common stock.  The Company has filed a registration statement with the United States Securities and Exchange Commission on Form SB-2.  An offering price of $.25 per share has arbitrarily been determined by the Company.  The offering will be managed by the Company without any underwriter.  The units will be offered and sold by officers and directors of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.  The offering expired during February 2008.  The Company plans to file a new registration statement using Form S-1.  The Company has incurred stock offering costs related to the unsuccessful offering of $4,000 as of December 31, 2007.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

INTERIM FINANCIAL STATEMENTS

SEPTEMBER  30, 2008

______________

(Unaudited)

TRANSACT ENERGY CORP.

 [ An Exploration Stage Company ]

(Unaudited)

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

 INTERIM BALANCE SHEETS

(Unaudited)

ASSETS
	(Unaudited)
	September 30,	December 31
	2008	2007

CURRENT ASSETS:
Cash	$-	$11,680
Total Current Assets	-	11,680

INVESTMENT IN LEASE (NOTE 2)	12,478	12,267

OTHER ASSET:
Deferred stock offering costs	5,328	-
	$17,806	$23,947

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Checks issued in excess of funds on deposit	1	-
Accounts payable	$44,253	$4,652
Total Current Liabilities	44,253	4,652

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value,
10,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.001 par value,
100,000,000 shares authorized,
9,400,000 shares issued and
outstanding	9,400	9,400
Capital in excess of par value	44,100	44,100
Deficit accumulated during the
development stage	(79,948)	(34,205)
Total Stockholders’ Equity	(26,448)	19,295
	$17,806	$23,947

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

INTERIM STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTH PERIOD ENDED SEPTEMBER 30, 2008 AND 2007 AND FROM INCEPTION TO SEPTEMBER 30, 2008

(Unaudited)

	Cumulative from inception On March 15,2006, Through September 30, 2008	Three months ended September 30, 2008	Nine Months ended September 30, 2008	Three months ended September 30, 2007	Nine Months ended September 30, 2007

REVENUE	$-	$-	$-	$-	$-

EXPENSES:
General and administrative	61,275	7,836	27,070	4,680	13,360
Unsuccessful lease purchases	18,673	18,673	18,673	-	-
Total Expenses	79,948	26,509	45,743	4,680	13,360

LOSS FROM OPERATIONS
BEFORE INCOME TAXES	(79,948)	(26,509)	(45,743)	(4,680)	(13,360)

CURRENT TAX EXPENSE	-	-	-	-	-

DEFERRED TAX EXPENSE	-	-	-	-	-

NET LOSS	$(79,948)	$(26,509)	$(45,743)	$(4,680)	$(13,360)

LOSS PER COMMON SHARE		$(.00)	$(.00)	$(.00)	$(.00)

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

INTERIM STATEMENTS OF CASH FLOWS

FOR THE NINE  MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007 AND FROM INCEPTION TO SEPTEMBER 30, 2008

(Unaudited)

	Cumulative from inception
	On March 15, 2006	Nine months	Nine months
	through	ended	ended
	September 30,	September 30,	September 30,
	2008	2008	2007

Cash Flows From Operating Activities:
Net loss	$(79,948)	$(45,743)	$(13,360)
Adjustments to reconcile net loss to net cash
used by operating activities:
Change in assets and liabilities:
Increase in accounts payable	44,253	39,601	(2,755)

Net Cash (Used) by Operating Activities	(35,695)	(6,142)	(16,115)

Cash Flows From Investing Activities:
Acquisition of oil and gas leases	(12,478)	(211)	(216)

Net Cash (Used) by Investing Activities	(12,478)	(211)	(216)

Cash Flows From Financing Activities:
Proceeds from bank overdraft	1	1	-
Proceeds from common stock issuance	53,500	-	-
Stock offering costs	(5,328)	(5,328)	-

Net Cash Provided by Financing Activities	48,173	(5,327)	-

Net (Decrease) Increase in Cash	-	(11,680)	(16,331)

Cash at Beginning of Period	-	11,680	31,049

Cash at End of Period	$-	$-	$14,718

Supplemental Disclosures of Cash Flow Information:
Cash paid during the periods for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

Supplemental Schedule of Non-cash Investing and Financing Activities:

For the period ended September 30, 2008 and 2007:
None

The accompanying notes are an integral part of these financial statements.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

NOTES TO INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Transact Energy Corp. (“the Company”) was organized under the laws of the State of Nevada on March 15, 2006. The Company plans to engage in the business of acquiring and selling oil and gas lease interests.  The Company has not generated significant revenues and is considered an exploration stage company. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Interim Condensed Financial Statements - The accompanying interim financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2008 and 2007 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2007 audited financial statements.  The results of operations for the periods ended September 30, 2008 and 2007 are not necessarily indicative of the operating results for the full year.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  This statement requires an asset and liability approach for accounting for income taxes

[ See Note 4 ].

Loss Per Share - The Company computes loss per share in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share,” which requires the Company to present basic and dilutive loss per share when the effect is dilutive [ See Note 7 ].

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimated by management.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

NOTES TO INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [ Continued ]

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”, SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements” (as amended), SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133”, SFAS No. 162, “The Hierarchy of GAAP Sources for Non-governmental entities”, and SFAS No. 163, “ Accounting for Financial Guarantee Insurance Contracts” were recently issued.  SFAS No. 157, 159, 160, 161, 162 and 163 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Investment in leases –    All costs such as bid fees and lease rental payments related to the acquisition of oil and gas leases are deferred and amortized on a straight-line basis  over the term of the lease.

Foreign currency translation - Transactions in foreign currencies are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and the weighted average exchange rate for each period for revenues,expenses, gains and losses. Translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) when material and foreign currency transaction gains and losses are recorded in other income and expense.

Stock offering costs – Costs incurred in connection with stock offerings will be deferred and offset against the proceeds of the stock offering.  Costs incurred in connection with unsuccessful offerings will be expensed.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

NOTES TO INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(Unaudited)

NOTE 2 - INVESTMENT IN LEASE

On September 7, 2006 the Company acquired a 100% interest in a Petroleum and Natural Gas Lease from the province of Alberta, Canada for $12,051 cash. To date the Company has paid annual lease payments of $427 for a total capitalized cost of $ 12,478. The lease is for a 5 year term and calls for annual rental and royalty payments in accordance with the Mines and Mineral Act of Alberta

During the three months ended September 30, 2008 the Company incurred $18,673 in costs related to unsuccessful lease purchases which have been expensed.

NOTE 3 - CAPITAL STOCK

Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at September 30, 2008.

Common Stock – The Company has authorized 100,000,000 shares of common stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.

During April 2006, the Company issued 8,500,000 shares of its previously authorized, but unissued common stock.  Total proceeds from the sale of stock amounted to $8,500 (or $.001 per share).

During August 2006, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $45,000 (or $.05 per share).

NOTE 4 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes”.  SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.  The Company has available at September 30, 2008, an operating loss carryforward of approximately $79,948 which may be applied against future taxable income and which expires in various years through 2028.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined.  Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards.  The net deferred tax asset is approximately $15,990 as of September 30, 2008, with an offsetting valuation allowance of the same amount.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

NOTES TO INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(Unaudited)

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company was only recently formed and has incurred losses since its inception. These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock.  There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Management Compensation - The Company has not paid any compensation to its officers and directors, as the services provided by them to date have only been nominal.

Office Space - The Company has not had a need to rent office space.  A related company of an officer/shareholder is allowing the Company to use an office as a mailing address, as needed, at no expense to the Company. During the nine months ended September 30, 2008 the Company has paid $8,500 and has a payable of $ 2,300 for the use of telephone, fax and office equipment.  During the year ended December 31, 2007 the Company paid a total of $5,630 to the related entity for telephone, fax and office equipment.

TRANSACT ENERGY CORP.

[ An Exploration Stage Company ]

NOTES TO INTERIM FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(Unaudited)

NOTE 7 - LOSS PER SHARE

The following data show the amounts used in computing loss per share for the periods presented:

	Three months	Nine Months	Three months	Nine Months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2007
Loss available to common shareholders
(numerator)	$(26,509)	$(45,743)	$(4,680)	$(13,360)

Weighted average number of common shares
outstanding during the period used in loss per
share (denominator)	9,400,000	9,400,000	9,400,000	9,400,000

Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 8 – SUBSEQUENT EVENTS

Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 2,000,000 shares of common stock.  The Company previously filed a registration statement with the United States Securities and Exchange Commission on Form SB-2. The offering expired during February 2008 with no shares sold.  The Company has filed a new registration statement using Form S-1 on June 10, 2008 and Form S-1/A   on July 11, 2008. Stock offering costs related to the unsuccessful offering of $ 4,000 were expensed during December, 2007. During the three months ended September 30, 2008 the Company incurred stock offering costs of $ 5,328 which will be deferred and offset against the proceeds of the proposed stock offering.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Company’s charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages.  The Nevada Revised Statutes provide that a corporation’s charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except:  (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our charter and bylaws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors and officers to the fullest extent permitted by the Nevada Revised Business Corporations Act, except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith that involve intentional misconduct or knowing violation of law, (iii) for the payment of distributions to stockholders in violation of section 78.300 of the Nevada Revised Statutes, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with TransAct Energy Corp.  However, nothing in our charter or bylaws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of negligence or misconduct of the duties involved in the conduct of his office.  To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission Filing Fee	$34.00
Printing Fees and Expenses	2,000.00
Legal Fees and Expenses	25,000.00
Accounting Fees and Expenses	15,000.00
Blue Sky Fees and Expenses	500.00
Trustee’s and Registrar’s Fees	1,500.00
Miscellaneous	966.00
TOTAL	$45,000.00

RECENT SALES OF UNREGISTERED SECURITIES

The following is a detailed list of securities sold within the past three years without registering under the Securities Act.  The shares were sold to accredited investors in a private transaction without registration in reliance on the exemption provided by Section 4(2) of the Securities Act.  No broker was involved and no commissions were paid in the transaction.

During April 2006, the Company issued 8,500,000 shares of its previously authorized, but unissued common stock.  Total proceeds from the sale of stock amounted to $8,500 (or $.001 per share).

During August 2006, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $45,000 (or $.05 per share). Of these shares, Mr. Andrews, our sole office and director purchased 200,000 shares prior to becoming an affiliate of TransAct.

EXHIBITS.

SEC Ref. No. 3.1 3.2 5.1 10.1 23.1 23.2 99.1 99.2 99.4

Title of Document

Articles of Incorporation

By-laws

Legal Opinion included in Exhibit 23.1

TransAction Oil & Gas Ventures, Inc. Agreement

Consent of Cletha A. Walstrand, P.C.

Consent of Pritchett, Siler & Hardy

Subscription Agreement

Escrow Agreement – Offering

Corporate Code of Ethics

Location * * * *** * Attached ** ** *

* Incorporated by reference to the SB-2 registration statement filed December 29, 2006

** Incorporated by reference to the S-1 registration statement filed on June 10, 2008

*** Incorporated by reference to the amended S-1 registration statement filed on July 10, 2008

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, reflect any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)  For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the  undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)

Request for acceleration of effective date. If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document  incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the  registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, TransAct Energy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this Registration Statement to be signed on its behalf, in Milledgeville , Georgia , USA , on December 3, 2008.

TRANSACT ENERGY CORP.

By:  /s/ Henry Andrews

Principal Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry Andrews Henry Andrews	Principal Executive, Financial and Accounting Officer and Sole Director	December 3, 2008

II-4